AMENDMENT TO

EXECUTIVE TERMINATION BENEFITS AGREEMENT

THIS AMENDMENT TO EXECUTIVE TERMINATION BENEFITS AGREEMENT (the “Amendment”), dated as of the 17th day of November, 2008, is by and between AMR CORPORATION, a Delaware corporation, AMERICAN AIRLINES, INC., a Delaware corporation (collectively, and either of, the “Company”), and  (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive have heretofore entered into an Executive Termination Benefits Agreement, including any amendments thereto (the “Agreement”), addressing issues related to possible Change in Control; and

WHEREAS, subsequent to the execution of the Agreement, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and requires amendment of the Agreement, which is intended to be accomplished through the execution of this Amendment, which is effective as of January 1, 2005;

NOW THEREFORE, the Company and the Executive agree that the Agreement is hereby amended as follows:

1.          Section 1 of the Agreement is hereby amended by the addition of the following language, at the end thereof:

Notwithstanding the above, a Change in Control shall be deemed to have occurred only if the event is also a change in ownership of the Company, or change in effective control of the Company, or change in ownership of a substantial portion of the Company’s assets, in each case as defined in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.  For such purpose the specified percentages in Treasury Regulation 1.409A-3(i)(5)(v), (vi) and (vii) or successor guidance thereto shall be utilized, rather than any elective percentage.

2.          Section 3 of the Agreement is hereby amended by the addition of the following sentence, at the end thereof:

“No termination of employment shall be deemed to have occurred under this Agreement unless and until such termination of employment or separation from employment constitutes a “separation from service” under Treasury Regulation 1.409A-1(h) or successor guidance thereto.”

3.          Section 4(a) of the Agreement is hereby amended by the addition of the following sentence, at the end thereof:

“This payment is subject to section 409A of the Code and to the payment delay provision of Section 4(j), with respect to a “specified employee” as described in section 409A(a)(2)(B)(i) of the Code and Treasury Regulation 1.409A-1(i) or successor guidance thereto.”

4.           Section 4(b) of the Agreement is hereby amended by the deletion of all language following the first sentence thereof and substituting in lieu thereof the following language:

“The Employee Benefits subject to this Section 4(b) are governed by terms of the applicable Employee Benefit plans not in conflict with this Section 4(b), may not be liquidated or exchanged for any other benefit, and the amount of any such benefits provided in one taxable year of the Executive shall not affect the amount payable in any subsequent taxable year of the Executive.  The Company will pay the cost of such Employee Benefits, some portion or all of which may be taxable to the Executive, together with an additional amount such that after payment by the Executive, or his dependents or beneficiaries, as the case may be, of all taxes that may be imposed on the recipient of such Employee Benefits, the recipient retains an amount equal to such taxes.  Any amount paid as a cash reimbursement shall be paid not later than the last day of the taxable year of the Executive following the taxable year of the Executive in which the expense was incurred.  Any tax reimbursement under this Section 4(b) must be paid not later than the end of the taxable year of the Executive following the taxable year of the Executive in which the Executive paid the relevant taxes.  The benefits or cost thereof payable under the applicable Employee Benefit plans will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period (i.e. Company coverage shall be “secondary”) and any such benefits actually received by the Executive shall be reported by the Executive to the Company.”

5.          Section 4(c) of the Agreement is hereby amended and restated in the entirety, to provide as follows:

“Retirement Benefits

If the Executive is not completely vested in the Executive's currently accrued benefits under the Company's applicable Retirement Benefit Plan and Supplemental Executive Retirement Plan (“SERP”) in effect as of the date of Change in Control (collectively, the “Plans”), regardless of the Executive’s actual vesting service credit thereunder, an amount shall be payable under this Section 4(c).  In addition to such amount, the Executive shall be deemed to earn service credit for benefit calculation purposes under the SERP for the Continuation Period described in Section 4(b).  The benefits to be paid pursuant to the SERP shall be calculated as though the Executive's compensation rate for each of the 5 years immediately preceding his retirement equaled the sum of Base Pay plus Incentive Pay. Any benefits payable pursuant to this Section 4(c) that are not payable out of the Plans for any reason (including but not limited to any applicable benefit limitations under the Employee Retirement Income Security Act of 1974, as amended, or any restrictions relating to the qualification of the Company's applicable Retirement Benefit Plan under section 401(a) of the Code), shall be paid directly by the Company out of its general assets.  Any amount payable under this Section 4(c) that is not paid under the Plans due to the fact the Participant is not fully vested will be calculated as required under the SERP for payment of SERP benefits (including calculation, time and form of payment).  If the Executive is a “specified employee”, as defined in Treasury Regulation 1.409A-1(i) or successor guidance thereto, on the date of the Executive’s separation from employment, payment of the amount described in this Section 4(c) shall be subject to Section 4(j).”

6.          Section 4(d) of the Agreement is hereby amended by the by the addition of the following two sentences, at the end thereof:

“Payment under this Section 4(d) for expenses shall be made not later than the last day of the taxable year of the Executive following the taxable year of the Executive in which the expenses were incurred.  Payments for tax reimbursement shall be made not later than the end of the first taxable year of the Executive following the year in which the tax payment was made.”

7.          Section 4(e) of the Agreement is hereby amended by the addition of the following sentence, at the end thereof:

“Payment for such services will be made not later than the end of the taxable year of the Executive following the taxable year of the Executive in which the expenses were incurred.”

8.          Section 4(f)(ii) of the Agreement is hereby amended by the insertion of the words “or the Company’s 2003 Employee Stock Incentive Plan (or any successor plan)” following the reference to the “Company’s 1998 Long-Term Incentive Plan (or any successor plan).”

9.          Section 4(h)(i) is hereby amended by the addition of the following language, at the end thereof:

“The flight privileges subject to this Section 4(h)(i) are governed by the terms of the applicable flight privilege rules of the Company not in conflict with this Section 4(h)(i), may not be liquidated or exchanged for any other benefit, and the amount of any such benefits provided in one taxable year of the Executive shall not affect the amount payable in any subsequent taxable year of the Executive.  Any amount paid as a cash reimbursement shall be paid not later than the last day of the taxable year of the Executive following the taxable year of the Executive in which the expense was incurred.”

10.          Section 4(h)(iii) is amended by the addition of the following sentence, at the end thereof:

“Such payment shall be made within 75 days of the date of employment separation, subject to Section 4(j) to the extent applicable.”

11.          Section 4(i) of the Agreement is amended by the addition of the following sentence, at the end thereof:

“Payments under this Section 4(i) must be made within 75 days of the end of the calendar year in which the Executive’s termination of employment occurred, subject to Section 4(j) to the extent applicable; provided that this Section 4(i) shall not be effective to the extent it would result in impermissible acceleration of any amounts subject to section 409A of the Code.”

12.          Section 4(j) is hereby amended and restated in the entirety, to provide as follows:

“(j)           Time of Payment of Certain Benefits.

Payment of amounts under Sections 4(a), 4(c), 4(h)(iii), and 4(i) shall be made in a single lump sum within 75 days following the Executive’s separation from employment, and in any event not later than 75 days after the end of the taxable year of the Executive in which the separation from employment shall occur; provided that if the Executive is a “specified employee”, as defined in Treasury Regulation 1.409A-1(i) or successor guidance thereto, as of the date of termination from employment, any such payments to the extent subject to section 409A(a)(2)(B)(i) of the Code, shall not be made until the first business day following the date of the 6-month anniversary of the Executive’s separation from employment.”

13.          The third sentence of Section 5(b) of the Agreement is hereby amended by deletion of the period at the end thereof and insertion of the following language, at the end thereof:

“and in any event not later than the end of the taxable year of the Executive following the taxable year of the Executive in which payment of the relevant tax is made.”

14.          Section 5(e) of the Agreement is hereby amended by deletion of the period at the end thereof and insertion of the following language, at the end thereof:

“and in any event not later than the end of the taxable year of the Executive following the taxable year of the Executive in which payment of the relevant tax is made.”

15.          The final three sentences of Section 5(h) of the Agreement are hereby deleted in their entirety and are replaced by the following two sentences:

“In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 5(h), the severance payment under Section 4(a) shall be the payment subject to such deduction.  If further reduction is required, stock based compensation payments shall be subject to such reduction.”

16.          Section 7(b) of the Agreement is hereby amended by the addition of the following language, at the end thereof:

“In the event the Executive’s employment is terminated, any payment by the Company or any such trust shall be made pursuant to this Section 7(b) within 75 days following the date of the Executive’s separation from employment.  No such transfer to a trust shall be made to the extent it shall trigger the excise tax under section 409A(b)(3) or (4) of the Code.”

17.          Section 8 of the Agreement is amended by the addition of a new Section 8(c), at the end thereof:

“(c)           The Executive and the Company shall cooperate to assure that payments made under this Agreement do not trigger the excise tax penalties of section 409A of the Code, and, notwithstanding anything to the contrary in this Agreement, if any payment under this Agreement to a “specified employee”, as described in Treasury Regulation 1.409A-1(k) or successor guidance thereto shall constitute “deferred compensation” as defined in Treasury Regulation 1.409A-1(b) or successor guidance thereto, as determined by counsel to the Company, such payment shall be deferred until the first day after the 6 month anniversary of the date of the Executive’s separation from employment, except for payments described in Section 4(b), 4(d), 4(e) and 4(h)(i).”

18.          Section 17 of the Agreement is hereby amended by the addition of the following sentence, at the end thereof:

“The provisions of this Agreement specifying payment dates that differ from applicable dates in the Agreement prior to its amendment shall be deemed to constitute a change in time of payment and/or method of payment as permitted under Internal Revenue Service 2006-79 as revised by Internal Revenue Service Notice 2007-86 and shall be interpreted consistently with such guidance, including the requirement that it is not applicable to a payment due in the current taxable year of such change.”

19.          Except as amended hereby, the Agreement shall remain in full force and effect.  This Amendment is effective as of January 1, 2005.

IN WITNESS WHEREOF, the parties have caused this Amendment be executed and delivered as of the day and year first above set forth.

AMR CORPORATION

By:
Its:

AMERICAN AIRLINES, INC.

By:
Its:

Executive